EXHIBIT 99.1
              CSW
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Central and South West Corporation
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                                Central Power and Light Company, Corpus Christi
                                Public Service Company of Oklahoma, Tulsa
                                Southwestern Electric Power Company, Shreveport West Texas Utilities Company, Abilene
                                Central and South West Services, Inc., Dallas
                                  and Tulsa
                                C3 Communications, Inc., Austin
                                CSW Credit, Inc., Dallas
                                CSW Energy, Inc., Dallas
                                CSW Energy Services, Inc., Boston
                                CSW International, Inc., Dallas
                                CSW Leasing, Inc., Dallas
                                EnerShop Inc., Dallas
                                SEEBOARD plc, Crawley, West Sussex, U.K.
News Release

Contact:
Gerald R. Hunter
Manager of External Communications
1616 Woodall Rodgers Freeway
P.O. Box 660164 - Dallas, Texas 75266-0164
214-777-1165

         Central and South West Corporation stockholders approve merger with American Electric Power Co.

     DALLAS (May 28, 1998)--Central and South West Corporation (NYSE: CSR) said that its stockholders at their annual meeting in Dallas today overwhelmingly approved a proposal to merge the corporation with American Electric Power Company, Inc., (NYSE:AEP) based in Columbus, Ohio.

     CSW stockholders voted a total of 172,974,243 common shares, representing 82 percent of the corporation's outstanding common shares, for the merger. Stockholders cast 3,873,541 shares, or 2 percent, against the merger, including 1,544,877 shares that were abstentions.

     "Our stockholders have voiced their overwhelming support for the merger between CSW and AEP," said E.R. Brooks, Central and South West's chairman and chief executive officer. "The combined company will be an even stronger competitor that will serve the interests of our owners, customers and employees."

     The merger between CSW and AEP was announced December 22, 1997. Under terms of the merger agreement, CSW stockholders will receive 0.6 of a share of AEP common stock in exchange for each share of CSW common stock upon completion of the merger.

     The merger is subject to state and federal regulatory review as well as other conditions. CSW and AEP expect to complete the merger by the first half of 1999.

     On May 27, AEP's stockholders at their annual meeting approved increasing the number of outstanding shares of AEP common stock from 300 million to 600 million and issuing the shares to complete the merger transaction.

     In other business, CSW stockholders re-elected as directors E.R. Brooks, Robert W. Lawless and James L. Powell to serve three-year terms, expiring in 2001, and William R. Howell and Richard L. Sandor to serve one-year terms, expiring in 1999. None of the directors received less than 90 percent of the common shares voted at the annual meeting. CSW stockholders also ratified the appointment of Arthur Andersen LLP as CSW's independent public accountants for 1998.

     After the stockholders' meeting, the CSW board of directors met and re-elected the following corporate officers: E.R. Brooks, chairman and chief executive officer; Thomas V. Shockley, III, president and chief operating officer; Ferd. C. Meyer, Jr., executive vice president and general counsel; Glenn D. Rosilier, executive vice president and chief financial officer; Glenn Files, senior vice president, electric operations; Thomas M. Hagan, senior vice president, external affairs; Venita McCellon-Allen, senior vice president, customer relations and corporate development, and assistant corporate secretary;

Stephen J. McDonnell, vice president, AEP merger; Kenneth C. Raney, Jr., vice president, associate general counsel and corporate secretary; Michael D. Smith, vice president, business opportunities; Lawrence B. Connors, controller; and Wendy G. Hargus, treasurer.

     Central and South West Corporation is a global, diversified public utility holding company based in Dallas. CSW owns four electric operating subsidiaries serving 1.7 million customers in Texas, Oklahoma, Louisiana and Arkansas; a regional electricity company in the United Kingdom; other international energy operations and non-utility subsidiaries involved in energy-related investments, telecommunications, energy efficiency and financial transactions.

     American Electric Power Company, Inc., a global energy company, is one of the United States' largest investor-owned utilities, providing energy to 3 million customers in Indiana, Kentucky, Michigan, Ohio, Tennessee, Virginia and West Virginia. AEP has holdings in the United States, the United Kingdom, China and Australia. Wholly owned subsidiaries provide power engineering, energy consulting and energy management services around the world. The company is based in Columbus, Ohio.
                                      # # #
For more information, contact Gerald R. Hunter, manager of external communications for Central and South West Corporation, at 214-777-1165.

News releases and other information about CSW can be found on the World Wide Web at http://www.csw.com. News releases and other information about AEP can be found on the World Wide Web at http://www.aep.com.